SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed, on June 20, 2005 the Company commenced cash tender offers and consent solicitations for three issues of its outstanding senior notes and consent solicitations with respect to two additional issues of senior notes and the Company’s convertible senior notes. On July 5, 2005, the Company announced that as of July 1, 2005 holders of a majority of all issues of the Company’s senior notes and the convertible senior notes had delivered consents to proposed amendments to the note indentures and the waiver of specified defaults, including the defaults that were the subject of a previously disclosed notice of default received from a hedge fund purporting to own more than 25% of the Company’s convertible senior notes.

Accordingly, on July 1, 2005, the Company entered into supplemental indentures (the “Supplemental Indentures”) with the indenture trustee for the convertible senior notes and the two issues of senior notes that were subject to a consent solicitation only. The affected notes are:

CUSIP No.	Outstanding Principal Amount	Title of Security
79377WAL2	$230,000,000	2.00% Convertible Senior Notes due 2024
79377WAK4

79377 WAG3	$141,557,000	9 7/8% Senior Notes due 2011
79377WAH1

79377WAA6	$190,324,000	8 ¼% Senior Notes due 2008

With respect to those issues of senior notes that were subject to a tender offer as well as a consent solicitation, if the Company accepts tendered senior notes for purchase, the Company intends to enter into a supplemental indenture with the indenture trustee for each such issue of senior notes to effect the proposed amendments to those indentures, and the proposed waiver will become effective with respect to those issues. The Expiration Time for each of the tender offers is midnight on July 18, 2005.

The Supplemental Indentures (i) extend to October 31, 2005 the Company’s deadlines, for purposes of the subject indentures, to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005, (ii) extend to October 31, 2005 the Company’s deadline to deliver to the trustee under each subject indenture a certificate, otherwise required to have been filed by May 29, 2005, relating to compliance with such indenture, (iii) provide that the Company shall not be required to deliver to the trustee under each subject indenture a notice regarding breaches of certain specified covenants under the relevant indenture that occur prior to October 31, 2005 and (iv) provide that the failure of the Company to comply with the provisions of the subject indentures affected by these amendments prior to October 31, 2005 shall not constitute a default within the meaning of a specified provision of each indenture.

This description of the Supplemental Indentures is qualified in its entirety by reference to their complete text. The Supplemental Indentures are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

Item	8.01. Other Events

On July 5, 2005, the Company issued a news release relating to the matters described in Item 1.01 above, as well as other matters relating to its tender offers and consent solicitations with respect to its outstanding notes. A copy of the Company’s July 5, 2005 news release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
4.1	Copy of the Supplemental Indenture, dated as of July 1, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and The Bank of New York Trust Company, N.A., as trustee.
4.2	Copy of the Fourth Supplemental Indenture, dated July 1, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and JPMorgan Chase Bank, N.A., as trustee.
4.3	Copy of the Seventh Supplemental Indenture, dated July 1, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and JPMorgan Chase Bank, N.A., as trustee.
99.1	Copy of the Company’s July 5, 2005 news release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: July 6, 2005	/s/ CHARLES J. HANSEN
Charles J. Hansen Executive Vice President and General Counsel